As filed with the Securities and Exchange Commission on November 30, 1998

                                File No. 811-8858

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 15


                              CORE TRUST (DELAWARE)


                               Two Portland Square
                                 Portland, Maine
                                  207-879-1900


                            David I. Goldstein, Esq.
                         Forum Financial Services, Inc.
                               Two Portland Square
                              Portland, Maine 04101


                                   Copies to:

                              Robert J. Zutz, Esq.
                           Kirkpatrick & Lockhart LLP
                      1800 Massachusetts Ave., NW 2nd Floor
                           Washington, D.C. 20036-1800

                                EXPLANATORY NOTE


This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                                     PART A
                              CORE TRUST (DELAWARE)


Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio.

                                     PART B
                              CORE TRUST (DELAWARE)


Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio.

                                                                    NUMBER______

                          PRIVATE PLACEMENT MEMORANDUM

                                     PART A

                             TREASURY CASH PORTFOLIO
                              GOVERNMENT PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO
                            MUNICIPAL CASH PORTFOLIO

                                 JANUARY 1, 1998


This Private Placement Memorandum ("Memorandum") relates to beneficial interests in each of Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio (each a "Portfolio"), separate diversified portfolios of Core Trust (Delaware) (the "Trust"), a registered, open-end, management investment company.

Investments in a Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended.

This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in a Portfolio. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Fund Services, LLC, the Trust's placement agent, at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the placement agent reserve the right to refuse to accept any subscription for any reason. The Trust has filed with the United States Securities and Exchange Commission ("SEC") a second half (Part B) to this Memorandum which contains more detailed information about the Trust and the Portfolios. The Part B, which is incorporated into this Memorandum by reference, also is available from the placement agent.

ALTHOUGH THE PORTFOLIOS SEEK TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE PORTFOLIOS. AN INVESTMENT IN THE PORTFOLIOS IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND IS NOT ENDORSED OR GUARANTEED BY ANY BANK OR ANY AFFILIATE OF A BANK.

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.



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                                TABLE OF CONTENTS
                                                                        Page
         Financial Information.......................................      2
         General Description of the Trust and the Portfolios.........      2
                  Investment Objectives..............................      2
                  Investment Policies................................      3
                  Other Investment Policies and Limitations..........      6
         Management..................................................      8
                  Trustees and Officers..............................      8
                  Advisory and Administrative Services...............      8
         Shares of Beneficial Interest and Other Securities..........      9
         Purchase of Securities......................................      9
         Redemptions or Repurchases..................................     10
         Pending Legal Proceedings...................................     11

                              FINANCIAL INFORMATION

The financial statements of each Portfolio for the year ended August 31, 1998 and delivered along with this Memorandum are incorporated herein by reference.

               GENERAL DESCRIPTION OF THE TRUST AND THE PORTFOLIOS

Core Trust (Delaware) (the "Trust") is a no-load, open-end management investment company which was organized as a business trust under the laws of the State of Delaware, United States, pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994.

Beneficial interests in the Trust currently are divided into 21 separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio, are five of the subtrusts. The assets of each portfolio of the Trust belong only to that portfolio, and the assets belonging to a portfolio of the Trust shall be charged with the liabilities of that portfolio and all expenses, costs, charges and reserves attributable to that portfolio. The Trust is empowered to establish, without interestholder approval, additional portfolios which may have different investment objectives and policies.

Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the United States Securities Act of 1933, as amended (the "1933 Act"). Investments in each Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The service providers of each Portfolio are: Forum Investment Advisors, LLC (the "Adviser"), investment adviser, Forum Administrative Services, LLC ("Forum"), administrator, Forum Financial Services, Inc. ("FFSI"), placement agent, and Forum Accounting Services, LLC ("Forum Accounting"), interestholder recordkeeper and fund accountant.

                              INVESTMENT OBJECTIVES

The  investment   objective  of  each  Portfolio  may  not  be  changed  without interestholder approval. There can be no assurance that any Portfolio will achieve its investment objective.

TREASURY CASH PORTFOLIO. The investment objective of Treasury Cash Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

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

GOVERNMENT PORTFOLIO. The investment objective of Government Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

GOVERNMENT CASH PORTFOLIO. The investment objective Government Cash Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

CASH PORTFOLIO. The investment objective of Cash Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

MUNICIPAL CASH PORTFOLIO. The investment objective of Municipal Cash Portfolio is to provide high current income which is exempt from federal income taxes to the extent consistent with the preservation of capital and the maintenance of liquidity. As part of its objective, during periods of normal market condition, the Portfolio will have at least 80% of its net assets invested in federally tax-exempt instruments.

                               INVESTMENT POLICIES

GENERAL. The Portfolios invest only in high quality, U.S. dollar-denominated, short-term money market instruments that are determined by the Adviser, pursuant to procedures adopted by the Trust's Board of Trustees (the "Board"), to be eligible for purchase and to present minimal credit risks. High quality instruments include those that (1) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in the highest rating category by two nationally recognized statistical rating organizations ("NRSROs") or, if only one NRSRO has issued a rating, by that NRSRO or (2) are otherwise unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of certain NRSROs, such as Standard & Poor's , A Division of The McGraw Companies, and Moody's Investors Service, Inc., is contained in Part B.

Each Portfolio invests only in instruments that have a remaining maturity of 397 days or less (as calculated under Rule 2a-7 of the United States Investment
Company Act of 1940, as amended (the "1940 Act")) and maintains a dollar-weighted average portfolio maturity of 90 days or less. Except to the limited extent permitted by Rule 2a-7 and except for U.S. Government Securities, each Portfolio will not invest more than 5% of its total assets in the securities of any one issuer. As used herein "U.S. Government Securities" means obligations issued or guaranteed as to principal and interest by the United States Government, its agencies or instrumentalities and "Treasury Securities" means U.S. Treasury bills and notes and other U.S. Government Securities which are guaranteed as to principal and interest by the U.S. Treasury.

Although each Portfolio only invests in high quality money market instruments, an investment in a Portfolio is subject to risk even if all securities in the Portfolio's portfolio are paid in full at maturity. All money market instruments, including U.S. Government Securities, can change in value when there is a change in interest rates, the issuer's actual or perceived creditworthiness or the issuer's ability to meet its obligations.

TREASURY CASH PORTFOLIO. Treasury Cash Portfolio seeks to attain its investment objective by investing substantially all of its assets in Treasury Securities and in repurchase agreements backed by Treasury Securities.

GOVERNMENT PORTFOLIO. Government Portfolio seeks to attain its investment objective by investing substantially all of its assets in U.S. Government Securities. The Portfolio invests with a view toward providing income that is generally considered exempt from state and local income taxes.

Among the U.S. Government Securities in which the Portfolio may invest are U.S. Treasury Securities and obligations of the Farm Credit System, Farm Credit System Financial Assistance Corporation, Federal Financing Bank, Federal Home Loan Banks, General Services Administration, Student Loan Marketing Association, and Tennessee Valley Authority. Income on these obligations and the obligations of certain other agencies and instrumentalities is generally not subject to state and local income taxes by United States law. Interestholders should determine through consultation with their own tax advisers whether and to what extent income from the Portfolio from interest received with respect to the Portfolio's investments will subject the interestholder to state and local income taxes. Interestholders similarly should determine whether the capital gain and other income from the Portfolio, if any, Fund will subject the interestholder to state and local income taxes in the shareholder's state.

The U.S. Government Securities in which the Portfolio may invest include securities supported primarily or solely by the creditworthiness of the issuer. There is no guarantee that the U.S. government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the U.S. government's full faith and credit.

GOVERNMENT CASH PORTFOLIO. Government Cash Portfolio seeks to attain its investment objective by investing substantially all of its assets in U.S. Government Securities and in repurchase agreements backed by U.S. Government Securities. The U.S. Government Securities in which the Portfolio may invest include Treasury Securities and securities supported primarily or solely by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association, Federal Home Loan Banks and Student Loan Marketing Association. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the U.S. Government's full faith and credit.

CASH PORTFOLIO. Cash Portfolio seeks to attain its investment objective by investing in a broad spectrum of money market instruments. The Portfolio may invest in (i) obligations of United States financial institutions, (ii) U.S. Government Securities and (iii) corporate debt obligations of domestic issuers.

Financial institution obligations include negotiable certificates of deposit, bank notes, bankers' acceptances and time deposits of banks (including savings banks and savings associations) and their foreign branches. The Portfolio limits its investments in bank obligations to banks which at the time of investment have total assets in excess of one billion dollars. Certificates of deposit represent an institution's obligation to repay funds deposited with it that earn a specified interest rate over a given period. Bank notes are debt obligations of a bank. Bankers' acceptances are negotiable obligations of a bank to pay a draft which has been drawn by a customer and are usually backed by goods in international trade. Time deposits are non-negotiable deposits with a banking institution that earn a specified interest rate over a given period. Certificates of deposit and fixed time deposits, which are payable at the stated maturity date and bear a fixed rate of interest, generally may be withdrawn on demand by the Portfolio but may be subject to early withdrawal penalties which could reduce the Portfolio's yield.

Corporate debt obligations include commercial paper (short-term promissory notes) issued by companies to finance their, or their affiliates', current obligations. The Portfolio may also invest in commercial paper or other corporate securities issued in "private placements" without registration under the Securities Act of 1933 (the "1933 Act"). These "restricted securities" are restricted as to disposition under the Federal securities laws in that the sale of these securities may not be made absent registration under the 1933 Act or an appropriate exemption therefrom.

MUNICIPAL CASH PORTFOLIO. Municipal Cash Portfolio seeks to attain its investment objective by investing substantially all of its assets in municipal securities. The Portfolio attempts to maintain 100% of its assets invested in federally tax-exempt municipal securities; during periods of normal market conditions the Portfolio will have at least 80% of its net assets invested in federally tax-exempt instruments the income from which may be subject to the federal alternative minimum tax ("AMT").

The Portfolio may from time to time invest more than 25% of its assets in obligations of issuers located in one state but, under normal circumstances, will not invest more than 35% of its assets in obligations of issuers located in one state or territory. If the Portfolio concentrates its investments in this manner, it will be more susceptible to factors adversely affecting issuers of those municipal securities than would be a more geographically diverse municipal securities portfolio. These risks arise from the financial condition of the particular state or territory and its political subdivisions.

When the assets and revenues of an issuer are separate from those of the government creating the issuer and a security is backed only by the assets and revenues of the issuer, the issuer and not the creating government is deemed to be the sole issuer of the security. Similarly, in the case of a security issued by or on behalf of public authorities to finance

                                       4
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various  privately  operated  facilities  that is backed  only by the assets and revenues of the non-governmental user, the non-governmental user will be deemed to be the sole issuer of the security.

THE SHORT-TERM MUNICIPAL SECURITIES MARKET. The Portfolio may invest a substantial portion of its portfolio in municipal securities supported by credit and liquidity enhancements (i.e., letters of credit not covered by federal deposit insurance) or put or demand features of third party financial institutions, generally domestic and foreign banks. The Portfolio's policy is to purchase municipal securities with third party credit or liquidity support only after the Adviser has considered the creditworthiness of the financial institution providing the support and believes that the security presents minimal credit risk. Such investments will expose the Portfolio to risks pertaining to the banking industry, including the foreign banking industry such as interest rate and credit risk.

The Portfolio may purchase variable rate demand notes ("VRDN") which are municipal bonds with maturities of up to 40 years that are sold with a demand feature (an option for the holder of the security to sell the security back to the issuer). They may be exercised by the security holder at predetermined intervals, usually daily or weekly. The interest rate on the security is typically reset by a remarketing or similar agent at prevailing interest rates Tender option bonds (also referred to as certificates of participation) are municipal securities with relatively long original maturities and fixed rates of interest that are coupled with an agreement by a third party financial institution to grant the security holders the option to tender the securities to the institution and receive the face value thereof. The option may be exercised at periodic intervals, usually six months to a year. These bonds effectively provide the holder with a demand obligation that bears interest at the prevailing short-term municipal securities interest rate.

The Portfolio also may acquire "puts" on municipal securities it purchases. A put gives the Portfolio the right to sell the municipal security at a specified price at any time before a specified date. The Portfolio will acquire puts only to enhance liquidity, shorten the maturity of the related municipal security or permit the Portfolio to invest its funds at more favorable rates. The Portfolio may purchase municipal securities together with the right to resell them to the seller or a third party at an agreed-upon price or yield within specified periods prior to their maturity dates. Such a right to resell is commonly known as a "stand-by commitment," and the aggregate price which the Portfolio pays for securities with a stand-by commitment may be higher than the price which otherwise would be paid. MUNICIPAL BOND AND NOTES. Municipal bonds are long term fixed-income securities. "General obligation" bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. "Revenue" bonds are payable only from revenues derived from a particular facility,class of facilities or the proceeds of a special excise or other tax, but not from general tax revenues. "Moral obligation" bonds are normally issued by special purpose public authorities. If the issuer is unable to meet its obligations under the bonds from current revenues, it may draw on a reserve fund that is backed by the moral commitment (but not the legal obligation) of the state or municipality that created the issuer. The Portfolio may invest in industrial development bonds, which in most cases are revenue bonds. The payment of the principal and interest on these bonds is dependent solely on the ability of an initial or subsequent user of the facilities financed by the bonds to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment. Municipal notes, which may be either "general obligation" or "revenue"
securities, are short-term fixed income securities intended to fulfill short-term capital needs of a municipality.

MUNICIPAL LEASES. Municipal leases are entered into by state and local governments and authorities to acquire equipment and facilities such as fire and sanitation vehicles, telecommunications equipment and other assets. Municipal leases frequently have special risks not normally associated with other municipal securities. Municipal leases (which normally provide for title to the leased assets to pass eventually to the government issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

PARTICIPATION INTERESTS. The Portfolio may purchase participation interests in municipal securities that are owned by banks or other financial institutions. Participation interests usually carry a demand feature backed by a letter of credit or guarantee of the bank or institution permitting the holder to tender them back to the bank or other institution.

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

TAXABLE INVESTMENTS. The Portfolio may invest up to 20% of the value of its net assets in cash and money market instruments, the interest income on which is subject to federal income taxation. In addition, when business or financial conditions warrant or when an adequate supply of appropriate municipal securities is not available, the Portfolio may assume a temporary defensive position and invest without limit in such taxable money market instruments.

                    OTHER INVESTMENT POLICIES AND LIMITATIONS

All investment policies and limitations of a Portfolio that are designated as fundamental, and each Portfolio's investment objective, may not be changed without approval of the holders of a majority of the outstanding voting interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities is defined in the 1940 Act) of the Portfolio. All other investment policies and limitations of the Portfolios are not fundamental and may be changed by the Board without interestholder approval. Except as otherwise indicated herein or in Part B, investment policies of a Portfolio may be changed by the Board without shareholder approval.

Each Portfolio is permitted to hold cash in any amount pending investment in securities and may invest in other investment companies that intend to comply with Rule 2a-7 and have substantially similar investment objectives and policies. A further description of the Portfolios' investment policies is contained in Part B.

BORROWING. As a fundamental policy, each Portfolio may borrow money for temporary or emergency purposes (including the meeting of redemption requests), but not in excess of 33 1/3% of the value of the Portfolio's total assets. As a fundamental policy for Government Portfolio and as a nonfundamental policy for each other Portfolio, borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets.

REPURCHASE AGREEMENTS. Each Portfolio may seek additional income or liquidity by entering into repurchase agreements. Repurchase agreements are transactions in which a Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon price on an agreed-upon future date, normally one to seven days later. The resale price reflects a market rate of interest that is not related to the coupon rate or maturity of the purchased security. The Portfolios' custodian holds the underlying collateral, which is maintained at not less than 100% of the repurchase price. Repurchase agreements involve certain credit risks not associated with direct investment in securities. The Portfolios, however, intend to enter into repurchase agreements only with sellers which the Adviser believes present minimal credit risks in accordance with guidelines established by the Board. In the event that a seller defaulted on its repurchase obligation, however, a Portfolio might suffer a loss.

LIQUIDITY. To ensure adequate liquidity, each Portfolio may not invest more than 10% of its net assets in illiquid securities, including repurchase agreements not entitling the Portfolio to payment of principal within seven days. There may not be an active secondary market for securities held by a Portfolio. The value of securities that have a limited market tend to fluctuate more than those that have an active market. The Adviser monitors the liquidity of the Portfolios' investments, but there can be no guarantee that an active secondary market will exist.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. In order to assure itself of being able to obtain securities at prices which the Adviser believes might not be available at a future time, the Adviser may purchase securities on a when-issued or delayed delivery basis . Securities so purchased are subject to market price fluctuation and no interest on the securities accrues to a Portfolio until delivery and payment take place. Accordingly, the value of the securities on the delivery date may be more or less than the purchase price. Commitments for when-issued or delayed delivery transactions will be entered into only when a Portfolio has the intention of actually acquiring the securities. Failure by the other party to deliver a security purchased by a Portfolio may result in a loss or missed opportunity to make an alternative investment.

VARIABLE AND FLOATING RATE SECURITIES. The securities in which the Portfolios invest may have variable or floating rates of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate. The interest paid on these securities is a function primarily of the index or market rate upon which the interest rate adjustments are based. Securities with

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

ultimate maturities of greater than 397 days may be purchased only in accordance with the provisions of Rule 2a-7. Under that Rule, only those long-term instruments that have demand features which comply with certain requirements and certain U.S. Government Securities may be purchased. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness.

No Portfolio may purchase a variable or floating rate security whose interest rate is adjusted based on a long-term interest rate or index, on more than one interest rate or index, or on an interest rate or index that materially lags behind short-term market rates (these prohibited securities are often referred to as "derivative" securities). All variable and floating rate securities purchased by a Portfolio will have an interest rate that is adjusted based on a single short-term rate or index, such as the Prime Rate.

FINANCIAL INSTITUTION GUIDELINES. Treasury Cash Portfolio and Government Cash Portfolio invest only in instruments which, if held directly by a bank or bank holding company organized under the laws of the United States or any state thereof, would be assigned to a risk-weight category of no more than 20% under the current risk based capital guidelines adopted by the Federal bank regulators. In addition, these Portfolios limit their investments to those permissible for Federally chartered credit unions under applicable provisions of the Federal Credit Union Act and the applicable rules and regulations of the National Credit Union Administration. Government Cash Portfolio limits its investments to investments that are legally permissible for federally chartered savings associations without limit as to percentage and to investments that permit Portfolio interests to qualify as liquid assets and as short-term liquid assets.

                                   MANAGEMENT

                              TRUSTEES AND OFFICERS

The business of the Trust is managed under the direction of the Board of Trustees. Forum provides persons satisfactory to the Board to serve as officers of the Trust. Part B contains general background information about each Trustee and officer of the Trust.

                      ADVISORY AND ADMINISTRATIVE SERVICES

INVESTMENT ADVISER. The Adviser serves as investment adviser of each Portfolio pursuant to investment advisory agreements between the Adviser and the Trust. Subject to the general supervision of the Board, the Adviser makes investment decisions for the Portfolios and monitors the Portfolios' investments. The Adviser is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the Portfolios' investments and effecting portfolio transactions for the Portfolios.

In addition to the Portfolios, the Adviser currently provides investment advisory services to seven other mutual funds. Under supervision of the Adviser, Mr. Anthony R. Fischer, Jr. acts as each Portfolio's portfolio manager pursuant to a consulting agreement with the Adviser.

For its services to each of Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio, the Adviser receives an advisory fee based upon the total average daily net assets of those Portfolios ("Total Portfolio Assets") that is calculated at an annual rate on a cumulative basis as follows: 0.06% of the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets, and 0.03% of the remaining Total Portfolio Assets. For its services to each of Government Portfolio and Municipal Cash Portfolio, the Adviser receives an advisory fee at an annual rate of 0.05% of the average daily net assets of each Portfolio.

ADMINISTRATION. Pursuant to an administrative agreement with the Trust, Forum supervises the overall management of the Trust, including overseeing the Trust's receipt of services, advising the Trust and the Trustees on matters concerning the Trust and its affairs, and providing the Trust with general office facilities and certain persons to serve as officers. For these services and facilities, Forum receives a fee at an annual rate of 0.05% of the average daily net assets of each Portfolio. Forum may, from time to time, from its own resources pay a fee to broker-dealers or other persons for distribution or other services related to the Portfolios.

Forum Accounting is the Trust's interestholder recordkeeper and fund accountant. Forum Accounting is responsible for maintaining the accounts of interestholders and calculating the Portfolios' net asset values and income, gain and other allocations to interestholders. For these services, Forum Accounting receives a fee at an annual rate of the lesser of 0.05% of the average daily net assets of the Portfolio or $48,000 ($48,000 in the case of Government Portfolio and Municipal Cash Portfolio) plus, for each interestholder in a Portfolio above one (excluding Forum and its affiliates), $6,000 per year. In addition, Forum Accounting may receive increased fees from a Portfolio depending on the number and type of securities held by the Portfolio.

THE FORUM FINANCIAL GROUP OF COMPANIES. As of June 30, 1998 Forum acted as administrator of registered investment companies with assets of approximately $38 billion. The Adviser, Forum and Forum Accounting are indirect subsidiaries of Forum Financial Group, LLC. Their principal business address is Two Portland Square, Portland, Maine 04101. As of the date of this Memorandum, Forum Financial Group, LLC was controlled by John Y. Keffer, an officer and Trustee of the Trust.

CUSTODIANS. Imperial Trust Company serves as the custodian for each Portfolio . The custodian may appoint certain subcustodians to custody the Portfolios' securities and other assets.

EXPENSES. Each Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and accounting fees; compensation of the Trust's Trustees, costs of membership in trade associations; and fees and expenses of independent auditors and legal counsel to the Trust. Each Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to any portfolio of the Trust, which are allocated among all portfolios in proportion to their average net assets or as otherwise determined by the Trust's management.

All fees of the Adviser, Forum, Forum Accounting and the custodians are accrued daily and paid monthly. Each service provider may elect to waive (or continue to waive) all or a portion of its fees and may reimburse a Portfolio for certain expenses. Any such waivers or reimbursements will have the effect of increasing the Portfolio's performance for the period during which the waiver or reimbursement is in effect. No fee waivers may be recouped at a later date.

                SHARES OF BENEFICAL INTEREST AND OTHER SECURITIES

Under the Trust's Trust Instrument, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has 21 series; the Trust reserves the right to create and issue additional series.

Each interestholder in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio or in the Trust as a whole. Investments in a Portfolio may not be transferred, but an interestholder may withdraw all or any portion of its investment at any time at net asset value ("NAV").

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of interestholders, but the Trust will hold special meetings of interestholders when in the Trustees' judgment it is necessary or desirable to submit matters to an interestholder vote. Generally, beneficial interests will be voted in the aggregate without reference to a particular portfolio of the Trust, except if the matter affects only one portfolio or if portfolio voting is required, in which case interests will be voted separately by portfolio. Interestholders have certain rights to remove one or more Trustees without a meeting by a declaration in writing. Upon liquidation of a Portfolio, interestholders will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

A Portfolio's net income consists of (1) all dividends, accrued interest (including original issue and market discount), net realized gains on the Portfolio's assets and other income, less (2) all expenses, amortization of premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles in the United States. All of a Portfolio's net income is allocated pro rata among the interestholders in the Portfolio. Each Portfolio's net income generally is distributed to the interestholders in the Portfolio on a daily basis.

The Portfolios are operated so that they will not be subject to any United States federal income tax. Each interestholder in a Portfolio, however, may be subject to tax on its proportionate share (as determined in accordance with the Trust's Trust Instrument, the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio will be managed in such a way that an interestholder in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code (which pertains to United States investment companies), assuming that the interestholder invested all of its assets in the Portfolio.

                             PURCHASE OF SECURITIES

Beneficial interests in a Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant." All investments in a Portfolio are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

The NAV of each Portfolio is determined as of the close of the New York Stock Exchange (usually 4:00, Eastern time) ("Valuation Time"), on all weekdays, except New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving, and Christmas(or the days on which they are observed)is closed ("Business Day").

Each investor in a Portfolio may add to or reduce its investment in a Portfolio on any Business Day. Investments must be made by 2:00 p.m. Eastern time (12:00 p.m. in the case of Government Portfolio and Municipal Cash Portfolio) in order to receive an allocation of the days' income.

At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in a Portfolio is determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (ii) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

In order to more easily maintain a stable net asset value per share, each Portfolio's portfolio securities are valued at their amortized cost (acquisition cost adjusted for amortization of premium or accretion of discount) in accordance with Rule 2a-7. The Portfolios will only value their portfolio securities using this method if the Board believes that it fairly reflects the market-based net asset value per share. The Portfolios' other assets, if any, are valued at fair value by or under the direction of the Board.

There is no minimum initial or subsequent investment in a Portfolio. Because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolios' custodian by a Federal Reserve Bank) and in U.S. dollars.

The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

The exclusive placement agent for the Portfolios is FFSI. FFSI receives no compensation for serving as the exclusive placement agent for the Trust. Investor inquiries may be directed to FFSI.

                           REDEMPTIONS OR REPURCHASES

An interestholder in a Portfolio may withdraw all or any portion of its investment in a Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the interestholder to the Trust. The proceeds of a withdrawal will be paid by a Portfolio in federal funds normally on the Business Day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular holder of beneficial interest is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

                            PENDING LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Trust or the Adviser is a party.

                          PRIVATE PLACEMENT MEMORANDUM
                                    (PART B)

                             TREASURY CASH PORTFOLIO
                              GOVERNMENT PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO
                            MUNICIPAL CASH PORTFOLIO

                                 JANUARY 1, 1999


This Part B to the Private Placement Memorandum ("Memorandum") relates to beneficial interests in Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio (each a "Portfolio"), separate diversified portfolios of Core Trust (Delaware) (the "Trust"), an open-end, management investment company registered with the United States Securities and Exchange Commission.

Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in the Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended.

This Part B does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in a Portfolio. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Fund Services, LLC, the Trust's placement agent, at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the placement agent reserve the right to refuse to accept any subscription for any reason.

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                TABLE OF CONTENTS
                                                                   Page

         General Information and History.........................      2
         Investment Objectives and Policies......................      3
         Management of the Trust.................................     14
         Control Persons and Principal Holders of Securities.....     15
         Investment Advisory and Other Services..................     16
         Brokerage Allocation and Other Practices................     18
         Shares of Beneficial Interest and Other Securities......     19
         Purchase, Redemption and Pricing of Securities..........     20
         Tax Status..............................................     20
         Placement Agent.........................................     20
         Calculations of Performance Data........................     21
         Financial Statements....................................     22
         Appendix A - Description of Securities Ratings..........
         Appendix B -- Miscellaneous Tables......................     23

                         GENERAL INFORMATION AND HISTORY

Each Portfolio commenced operations upon the contribution of all of the assets of the series of another investment company. Those series became the first interestholders in the Portfolio to which they contributed their assets. Accordingly, for performance and certain other purposes the Portfolios may utilize the history of those investment companies.

As used in this Part B, the following terms shall have the meanings listed:

         "Adviser" shall mean Forum Investment Advisors, LLC, the Portfolios' investment adviser.

         "Board" shall mean the Board of Trustees of Core Trust.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Core Trust" shall mean Core Trust (Delaware).

         "FFSI" shall mean Forum Financial Services, Inc., the Portfolios' placement agent.

         "Forum Accounting" shall mean Forum Accounting Services, LLC, the Portfolios' interestholder recordkeeper and fund accountant.

         "Forum" shall mean Forum Administrative Services, LLC, the Portfolios' administrator.

         "NRSRO"  shall  mean  a  nationally   recognized   statistical   rating
         organization as defined by the SEC.

         "Portfolio" shall mean each of Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "U.S. Treasury Securities" shall have the meaning ascribed thereto in Part A of the Memorandum.

         "U.S. Government Securities" shall have the meaning ascribed thereto in Part A of the Memorandum.

         "1940 Act" shall mean the United States Investment Company Act of 1940, as amended.

                       INVESTMENT OBJECTIVES AND POLICIES

Part A of the Memorandum contains information about the investment objectives, policies and restrictions of each Portfolio. The following discussion is intended to supplement the disclosure in Part A concerning the Portfolios' investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.

                               INVESTMENT POLICIES

FEDERAL HOME LOAN MORTGAGE CORPORATION SECURITIES.

Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio currently are prohibited from purchasing any security issued by the Federal Home Loan Mortgage Corporation. This does not prohibit the Portfolios from entering into repurchase agreements collateralized with securities issued by the Federal Home Loan Mortgage Corporation.

RATINGS AS INVESTMENT CRITERIA.

Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, A Division of The McGraw Hill Companies ("S&P") and other NRSROs are private services that provide ratings of the credit quality of debt obligations. A description of the higher quality ratings assigned to debt securities by several NRSROs is included in Appendix A to Part B. The Portfolios use these ratings in determining whether to purchase, sell or hold a security. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, interest rate and rating may have different market prices. Subsequent to its purchase by a Portfolio, an issue of securities may cease to be rated or its rating may be reduced. The Adviser, and in certain cases the Core Trust Board, will consider such an event in determining whether the Portfolio should continue to hold the obligation. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings in response to developments and events, so that an issuer's current financial condition may be better or worse than the rating indicates.

SMALL BUSINESS ADMINISTRATION SECURITIES.

Government Cash Portfolio and Cash Portfolio may purchase securities issued by the Small Business Administration ("SBA"). SBA securities are variable rate securities that carry the full faith and credit of the United States government, and generally have an interest rate that resets monthly or quarterly based on a spread to the Prime rate. SBA securities generally have maturities at issue of up to 25 years. No Portfolio may purchase an SBA Security if, immediately after the purchase, (i) the Portfolio would have more than 15% of its net assets invested in SBA securities, (ii) the total unamortized premium on SBA Securities with a premium held by the Portfolio divided by the sum of the par amount of all SBA securities with a premium held by the portfolio would exceed 0.25% of the Portfolios' net assets or (iii) the total unamortized discount on SBA Securities with a discount held by the Portfolio divided by the sum of the par amount of all SBA securities with a discount held by the portfolio would exceed 0.25% of the Portfolios' net assets. Premium is the amount above par for which a security is purchased and discount is the amount below par for which a security is purchased.

MORTGAGE BACKED SECURITIES.

The Portfolios may purchase adjustable rate mortgage backed or other asset backed securities (such as SBA securities) that are U.S. Government Securities or, in the case of Treasury Cash Portfolio, that are U.S. Treasury Securities. These securities directly or indirectly represent a participation in, or are secured by and payable from, adjustable rate mortgage or other loans which may be secured by real estate or other assets. Unlike traditional debt instruments, payments on these securities include both interest and a partial payment of principal. Prepayments of the principal of underlying loans may shorten the effective maturities of these securities. Some adjustable rate U.S. Government Securities (or the underlying loans) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security.

Adjustable rate mortgage backed securities ("MBSs") are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. Government Cash Portfolio and Cash Portfolio will only invest in adjustable rate MBSs that are U.S. Government Securities. MBSs represent an interest in a pool of mortgages made by lenders such as commercial banks, savings associations, mortgage bankers and mortgage brokers and may be issued by governmental or government-related entities or by non-governmental entities such as commercial banks, savings associations, mortgage bankers and other secondary market issuers.

Interests in pools of MBSs differ from other forms of debt securities which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. In contrast, MBSs provide periodic payments which consist of interest and, in most cases, principal. In effect, these payments are a "pass-through" of the periodic payments and optional prepayments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments to holders of MBSs are caused by prepayments resulting from the sale of the underlying property or the refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective maturities of MBSs, and occur more often during periods of declining interest rates.

Although the rate adjustment feature of MBSs may act as a buffer to reduce sharp changes in the value of MBSs, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because the interest rate is reset only periodically, changes in the interest rate on MBSs may lag behind changes prevailing market interest rates. Also, some MBSs (or the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security.

During the periods of declining interest rates, income to the Portfolios derived from mortgages which are not prepared will decrease as the coupon rate resets along with the decline in interest rates in contrast to the income on fixed-rate mortgages, which will remain constant. At times, some of the MBSs in which the Portfolios will invest will have higher-than-market interest rates, and will therefore be purchased at a premium above their par value. Unscheduled prepayments, which are made at par, will cause the Portfolios to suffer a loss equal to the unamortized premium, if any.

During periods of rising interest rates, changes in the coupon rates of the mortgages underlying the Portfolios' investments may lag behind changes in market interest rates. This may result in a slightly lower value until the coupons reset to market rates. Many MBSs in the Portfolios' portfolios will have "caps" that limit the maximum amount by which the interest rate paid by the borrower may change at each reset date or over the life of the loan and fluctuation in interest rates above these levels could cause these securities to "cap out" and to behave more like fixed-rate debt securities.

The Portfolios may purchase collateralized mortgage obligations ("CMOs"), which are collateralized by MBSs or by pools of conventional mortgages. (See "Investment by Shareholders that are Credit Unions - Government Cash Portfolio and Treasury Cash Portfolio.") CMOs are typically structured with a number of classes or series that have different maturities and are generally retired in sequence. Each class of bonds receives periodic interest payments according to the coupon rate on the bonds. However, all monthly principal payments and any prepayments from the collateral pool are paid first to the "Class I" bondholders. The principal payments are such that the Class 1 bonds will be completely repaid no later than, for example, five years after the offering date. Thereafter, all payments of principal are allocated to the next most senior class of bonds until that class of bonds has been fully repaid. Although full payoff of each class of bonds is contractually required by a certain date, any or all classes of bonds may be paid off sooner than expected because of an acceleration in pre-payments of the obligations comprising the collateral pool.

Since the inception of the mortgage-related pass-through security in 1970, the market for these securities has expanded considerably. The size of the primary issuance market and active participation in the secondary market by securities dealers and many types of investors make government and government-related pass-through pools highly liquid.

Government or private entities may create new types of MBSs in response to changes in the market or changes in government regulation of such securities. As new types of these securities are developed and offered to investors, the Adviser may, consistent with the investment objective and policies of a Portfolio, consider making investments in such new types of securities.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES.

Each Portfolio may purchase securities on a when-issued or delayed delivery basis. In those cases, the purchase price and the interest rate payable on the securities are fixed on the transaction date and delivery and payment may take place a month or more after the date of the transaction. At the time a Portfolio makes the commitment to purchase securities on a when-issued pr delayed delivery basis, the Portfolio will record the transactions as a purchase and thereafter reflect the value each day of such securities in determining its net asset value. If a Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Failure of an issuer to deliver the security may result in the Portfolio incurring a loss or missing an opportunity to make an alternative investment. When a Portfolio agrees to purchase a security on a when-issued or delayed delivery basis, its custodian will set aside and maintain in a segregated account cash, U.S. Government Securities or other liquid assets with a market value at all times at least equal to the amount of its commitment.

ILLIQUID SECURITIES.

Each Portfolio may invest up to 10% of its net assets in illiquid securities. The term "illiquid securities" for this purpose means repurchase agreements not entitling the holder to payment of principal within seven days and securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

The Board has ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board has delegated the function of making day-to-day determinations of liquidity to the Adviser and, with respect to certain types of restricted securities which may be deemed to be liquid, has adopted guidelines to be followed by the Adviser. The Adviser takes into account a number of factors in reaching liquidity decisions, including but not limited to (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer; (5) whether the security is registered; and (6) if the security is not traded in the United States, whether it can be freely traded in a liquid foreign securities market. The Adviser monitors the liquidity of the securities in each Portfolio's portfolio and reports periodically to the Board.

Certificates of deposit and fixed time deposits that carry an early withdrawal penalty or mature in greater than seven days are treated by the Portfolio as illiquid securities if there is no readily available market for the instrument.

REPURCHASE AGREEMENTS AND LENDING OF PORTFOLIO SECURITIES.

In order to obtain additional income, a Portfolio may from time to time lend securities from its portfolio to brokers, dealers and financial institutions. Securities loans must be callable at any time and must be continuously secured by collateral from the borrower in the form of cash or U.S. Government Securities with a market value, determined daily, at least equal to the value of the securities being loaned. A Portfolio receives fees in respect of securities loans from the borrower or interest from investing the cash collateral. A
Portfolio may pay fees to arrange the loans. The Portfolio may not lend portfolio securities in an amount greater than 33 1/3% of the value of their total assets.

In connection with entering into repurchase agreements and securities loans, the Portfolios require continual maintenance by Core Trust's custodian of the market value of the underlying collateral in amounts equal to, or in excess of, the repurchase price plus the transaction costs (including loss of interest) that the Portfolios could expect to incur upon liquidation of the collateral if the counterparty defaults. A Portfolio might suffer a loss to the extent that the proceeds from the sale of the collateral are less than the repurchase price. In the event of a counterparty's bankruptcy, a Portfolio might suffer a loss due to a delay in or prevention from selling the collateral for the Portfolios benefit. Failure by the other party to deliver a security purchased by a Portfolio may result in a missed opportunity to make an alternative investment. The Adviser monitors the creditworthiness of counterparties to these transactions under the Core Trust Board's general supervision and pursuant to specific Core Trust Board adopted procedures.

VARIABLE AND FLOATING RATE SECURITIES.

The yield of variable and floating rate securities varies in relation to changes in specific money market rates, such as the Prime Rate. A "variable" interest rate adjusts at predetermined intervals (for example, daily, weekly or monthly), while a "floating" interest rate adjusts whenever a specified benchmark rate (such as the bank prime lending rate) changes. These changes are reflected in adjustments to the yields of the variable and floating rate securities, and different securities may have different adjustment rates. Accordingly, as interest rates increase or decrease, the capital appreciation or depreciation may be less on these obligations than for fixed rate obligations. To the extent that the Portfolios invest in long-term variable or floating rate securities, the Adviser believes that the Portfolios may be able to take advantage of the higher yield that is usually paid on long-term securities.

Cash Portfolio also may purchase variable and floating rate master notes of corporations, which are unsecured obligations redeemable upon notice that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangements with the issuer of the instrument. These obligations include master demand notes that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangement with the issuer of the instrument. The issuer of these obligations often has the right, after a given period, to prepay their outstanding principal amount of the obligations upon a specified number of days' notice. These obligations generally are not traded, nor generally is there an established secondary market for these obligations. To the extent a demand note does not have a seven day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid security.

INVESTMENT COMPANY SECURITIES.

In connection with managing their cash positions, the Portfolios may invest in the securities of other investment companies that are money market funds within the limits proscribed by the 1940 Act. Under normal circumstances, each Portfolio may invest up to 15% of its assets in money market funds. Each Portfolio only invests in money market funds when it has excess cash and the Adviser believes that the investment is in the best interest of the Portfolio. In addition to a Portfolio's expenses (including the various fees), as a shareholder in another investment company, a Portfolio bears its pro rata portion of the other investment company's expenses (including fees). Those expenses are not part of the Portfolio's expense ratio, but rather are reflected in the yield of the investment in the money market fund.

ZERO-COUPON SECURITIES

Government Portfolio may invest in zero-coupon securities such as Treasury bills and separately traded principal and interest components of Treasury Securities issued or guaranteed under the U.S. Treasury's Separate Trading of Registered
Interest and Principal of Securities ("STRIPS") program. These securities are sold at original issue discount and pay no interest to holders prior to maturity. Because of this, zero-coupon securities may be subject to greater fluctuation of market value than the other securities in which the Portfolio may invest. All zero-coupon securities in which the Portfolio invests will have a maturity of less than 13 months.

The Portfolio must include a portion of the original issue discount of zero-coupon securities, if any, as income even though these securities do not pay any interest until maturity. Because the Portfolio distributes all of its net investment income, the Portfolio may have to sell portfolio securities to distribute imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

MUNICIPAL SECURITIES

Municipal securities are issued by the states, territories and possessions of the United States, their political subdivisions (such as cities, counties and towns) and various authorities (such as public housing or redevelopment authorities), instrumentalities, public corporations and special districts (such as water, sewer or sanitary districts) of the states, territories and possessions of the United States or their political subdivisions. In addition, municipal securities include securities issued by or on behalf of public authorities to finance various privately operated facilities, such as industrial development bonds or other private activity bonds that are backed only by the assets and revenues of the non-governmental user (such as manufacturing enterprises, hospitals, colleges or other entities).

Municipal securities historically have not been subject to registration with the SEC, although there have been proposals which would require registration in the future.

MUNICIPAL NOTES. Municipal notes, which may be either "general obligation" or "revenue" securities are intended to fulfill the short-term capital needs of the issuer and generally have maturities not exceeding one year. They include the following: tax anticipation notes, revenue anticipation notes, bond anticipation notes, construction loan notes and tax-exempt commercial paper. Tax anticipation notes are issued to finance working capital needs of municipalities, and are payable from various anticipated future seasonal tax revenues, such as income, sales, use and business taxes. Revenue anticipation notes are issued in expectation of receipt of other types of revenues, such as federal revenues available under various federal revenue sharing programs. Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged and are typically payable from proceeds of the long-term bonds. Construction loan notes are sold to provide construction financing. After successful completion and acceptance, many such projects receive permanent financing through the Federal Housing Administration under the Federal National Mortgage Association or the Government National Mortgage Association. Tax-exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is issued by agencies of state and local governments to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Municipal notes also include longer term issues that are remarketed to investors periodically, usually at one year intervals or less.

MUNICIPAL BONDS. Municipal bonds meet longer term capital needs of a municipal issuer and generally have maturities of more than one year when issued. General obligation bonds are used to fund a wide range of public projects, including construction or improvement of schools, highways and roads, and water and sewer systems. General obligation bonds are secured by the issuer's pledge of its full faith and credit and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to rate or amount. Revenue bonds in recent years have come to include an increasingly wide variety of types of municipal obligations. As with other kinds of municipal obligations, the issuers of revenue bonds may consist of virtually any form of state or local governmental entity. Generally, revenue bonds are secured by the revenues or net revenues derived from a particular facility, class of facilities, or, in some cases, from the proceeds of a special excise or other specific revenue source, but not from general tax revenues. Revenue bonds are issued to finance a wide variety of capital projects including electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Many of these bonds are additionally secured by a debt service reserve fund which can be used to make a limited number of principal and interest payments should the pledged revenues be insufficient. Various forms of credit enhancement, such as a bank letter of credit or municipal bond insurance, may also be employed in revenue bond issues. Revenue bonds issued by housing authorities may be secured in a number of ways, including partially or fully insured mortgages, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects. Some authorities provide further security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve fund. In recent years, revenue bonds have been issued in large volumes for projects that are privately owned and operated, as discussed below.

Municipal bonds are considered private activity bonds if they are issued to raise money for privately owned or operated facilities used for such purposes as production or manufacturing, housing, health care and other nonprofit or charitable purposes. These bonds are also used to finance public facilities such as airports, mass transit systems and ports. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's owner or user to meet its financial obligations and the pledge, if any, of real and personal property as security for such payment.

While at one time the pertinent provisions of the Code permitted private activity bonds to bear tax-exempt interest in connection with virtually any type of commercial or industrial project (subject to various restrictions as to authorized costs, size limitations, state per capita volume restrictions, and other matters), the types of qualifying projects under the Code have become increasingly limited, particularly since the enactment of the Tax Reform Act of 1986. Under current provisions of the Code, tax-exempt financing remains available, under prescribed conditions, for certain privately owned and operated facilities of organizations described in Section 501(c)(3) of the Code, multi-family rental housing facilities, airports, docks and wharves, mass commuting facilities and solid waste disposal projects, among others, and for the tax-exempt refinancing of various kinds of other private commercial projects originally financed with tax-exempt bonds. In future years, the types of projects qualifying under the Code for tax-exempt financing could become increasingly limited.

OTHER MUNICIPAL OBLIGATIONS. Other municipal obligations, incurred for a variety of financing purposes, include municipal leases, which may take the form of a lease or an installment purchase or conditional sale contract. Municipal leases are entered into by state and local governments and authorities to acquire a wide variety of equipment and facilities such as fire and sanitation vehicles, telecommunications equipment and other capital assets. Municipal leases frequently have special risks not normally associated with general obligation or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the government issuer) have evolved as a means for governmental issuers to acquire property and equipment without being required to meet the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

ALTERNATIVE MINIMUM TAX. Municipal securities are also categorized  according to
(i) whether the interest is or is not includable in the calculation of alternative minimum taxes imposed on individuals and corporations, (ii) whether the costs of acquiring or carrying the bonds are or are not deductible in part by banks and other financial institutions, and (iii) other criteria relevant for Federal income tax purposes. Due to the increasing complexity of the Code and related requirements governing the issuance of tax-exempt bonds, industry practice has uniformly required as a condition to the issuance of such bonds, but particularly for revenue bonds, an opinion of nationally recognized bond counsel as to the tax-exempt status of interest on the bonds.

PUTS AND STANDBY COMMITMENTS ON MUNICIPAL SECURITIES. Municipal Cash Portfolio may acquire "puts" with respect to municipal securities. A put gives the Portfolio the right to sell the municipal security at a specified price at any time on or before a specified date. The Portfolio may sell, transfer or assign a put only in conjunction with its sale, transfer or assignment of the underlying security or securities. The amount payable to the Portfolio upon its exercise of a "put" is normally: (1) the Portfolio's acquisition cost of the municipal securities (excluding any accrued interest which the Portfolio paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Portfolio owned the securities, plus (2) all interest accrued on the securities since the last interest payment date during that period.

Puts may be acquired by the Portfolio to facilitate the liquidity of its portfolio assets. Puts may also be used to facilitate the reinvestment of the Portfolio's assets at a rate of return more favorable than that of the underlying security. The Portfolio generally acquires puts only where the puts are available without the payment of any direct or indirect consideration. However, if necessary or advisable, the Portfolio may pay for a put either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the puts (thus reducing the yield to maturity otherwise available for the same securities). The Portfolio intends to enter into puts only with dealers, banks and broker-dealers which, in the Adviser's opinion, present minimal credit risks.

Puts may, under certain circumstances, also be used to shorten the maturity of underlying variable rate or floating rate securities for purposes of calculating the remaining maturity of those securities and the dollar-weighted average portfolio maturity of the Portfolio's assets.

The Portfolio may purchase municipal securities together with the right to resell them to the seller or a third party at an agreed-upon price or yield within specified periods prior to their maturity dates. Such a right to resell is commonly known as a "stand-by commitment," and the aggregate price which the Portfolio pays for securities with a stand-by commitment may be higher than the price which otherwise would be paid. The primary purpose of this practice is to permit the Portfolio to be as fully invested as practicable in municipal securities while preserving the necessary flexibility and liquidity to meet unanticipated redemptions. In this regard, the Portfolio acquires stand-by commitments solely to facilitate portfolio liquidity and does not exercise its rights thereunder for trading purposes. Stand-by commitments involve certain expenses and risks, including the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, non-marketability of the commitment, and differences between the maturity of the underlying security and the maturity of the commitment. The Portfolio's policy is to enter into stand-by commitment transactions only with municipal securities dealers which are determined to present minimal credit risks.

The acquisition of a stand-by commitment does not affect the valuation or maturity of the underlying municipal securities which continue to be valued in accordance with the amortized cost method. Stand-by commitments acquired by the Portfolio are valued at zero in determining net asset value. When the Portfolio pays directly or indirectly for a stand-by commitment, its cost is reflected as unrealized depreciation for the period during which the commitment is held. Stand-by commitments do not affect the average weighted maturity of the Portfolio's portfolio of securities.

                             INVESTMENT LIMITATIONS

A fundamental investment policy of a Portfolio may only be changed by the affirmative vote of the lesser of (i) more than 50% of the outstanding interests of the Portfolio or (ii) 67% of the interests of the Portfolio present or represented at an interestholders meeting at which the holders of more than 50% of the outstanding interests of the Portfolio are present or represented. A nonfundamental investment policy of a Portfolio may be changed by the Board without interestholder approval

In addition each Portfolio has adopted a fundamental policy which provides that, notwithstanding any other investment policy or restriction (whether fundamental), the Portfolio may invest all of its assets in the securities of a single pooled investment fund having substantially the same investment objectives, policies and restrictions as the Portfolio.

Except as required by the 1940 Act, if a percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Portfolio's assets, the change in status of a security or purchases and redemptions of shares will not be considered a violation of the limitation.

TREASURY CASH PORTFOLIO, GOVERNMENT CASH PORTFOLIO, CASH PORTFOLIO AND MUNICIPAL CASH PORTFOLIO.

The Portfolios have adopted the following fundamental investment limitations. Each Portfolio may not:

(1) DIVERSIFICATION. With respect to 75% of its assets, purchase a security other than a U.S. Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer.

(2) CONCENTRATION. Purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers having their principal business activities in the same industry; provided, however, that there is no limit on investments in U.S. Government Securities.

(3) UNDERWRITING. Underwrite securities of other issuers, except to the extent that the Portfolio may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

(4) REAL ESTATE. Purchase or sell real estate or any interest therein, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

(5) COMMODITIES. Purchase or sell physical commodities or contracts relating to physical commodities, provided that currencies and currency-related contracts will not be deemed to be physical commodities.

(6) BORROWING. Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests) and except for entering into reverse repurchase agreements, provided that borrowings do not exceed 33 1/3% of the value of the Portfolio's total assets.

(7) SENIOR SECURITIES. Issue senior securities except as appropriate to evidence indebtedness that the Portfolio is permitted to incur, and provided that the Portfolio may issue shares of additional series or classes that the Trustees may establish.

(8) LENDING. Make loans except for loans of portfolio securities, through the use of repurchase agreements, and through the purchase of debt securities that are otherwise permitted investments.

(9) THRIFT INVESTOR MATTERS. With respect to Government Cash Portfolio, purchase or hold any security that (i) a Federally chartered savings association may not invest in, sell, redeem, hold or otherwise deal pursuant to law or regulation, without limit as to percentage of the association's assets and (ii) pursuant to 12 C.F.R. Section 566.1 would cause shares of the Portfolio not to be deemed to be short term liquid assets when owned by Federally chartered savings associations.

The Portfolios have adopted the following nonfundamental investment limitations. Each Portfolio may not:

(a) DIVERSIFICATION. With respect to 100% of its assets, purchase a security other than a U.S. Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, unless the investment is permitted by Rule 2a-7 under the 1940 Act.

(b) BORROWING. Purchase securities for investment while any borrowing equaling 5% or more of the Portfolio's total assets is outstanding; and if at any time the Portfolio's borrowings exceed the Portfolio's investment limitations due to a decline in net assets, such borrowings will be promptly (within three days) reduced to the extent necessary to comply with the limitations. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets.

(c) SECURITIES WITH VOTING RIGHTS. Purchase securities that have voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

(d) MARGIN; SHORT SALES. Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

(e) LIQUIDITY. Acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

For purposes of limitation (2): (i) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower; (ii) utility companies are divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (iii) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.

GOVERNMENT PORTFOLIO.

The Portfolio has adopted the following fundamental investment limitations. The Portfolio may not:

(1) DIVERSIFICATION. With respect to 75% of its assets, purchase securities, other than U.S. Government Securities, of any one issuer if more than 5% of the value of the Portfolio's total assets would at the time of purchase be invested in any one issuer.

(2) CONCENTRATION. Purchase securities, other than U.S. Government Securities, if more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activity in the same industry, provided that consumer finance companies and industrial finance companies are considered to be separate industries and that there is no limit on the purchase of the securities of domestic commercial banks.

(3) UNDERWRITING. Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter for purposes of the Securities Act of 1933.

(4) REAL ESTATE. Purchase or sell real estate or any interest therein (including limited partnership interests), except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

(5) COMMODITIES. Purchase or sell physical commodities or contracts relating to physical commodities, provided that currencies and currency-related contracts will not be deemed to be physical commodities.

(6) BORROWING. Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests). Total borrowings may not exceed 33 1/3% of the Portfolio's total assets and borrowing for purposes other than meeting redemptions may not exceed 5% of the value of each the Portfolio's total assets. Outstanding borrowings in excess of 5% of the value of the Portfolio's total assets must be repaid before any subsequent investments are made by the Portfolio.

(7) SENIOR SECURITIES. Issue senior securities except pursuant to Section 18 of the 1940 Act and except that the Portfolio may borrow money subject to investment limitations specified in the Portfolio's Prospectus.

(8) LENDING. Make loans, except that the Portfolio may (i) purchase debt securities which are otherwise permissible investments, (ii) enter into repurchase agreements and (iii) lend portfolio securities, but not in an amount greater than 33 1/3% of the value of the Portfolio's total assets.
 .
(9) PLEDGING. Pledge, mortgage or hypothecate its assets, except to secure permitted indebtedness. Collateralized loans of securities are not deemed to be pledges or hypothecations for this purpose.

(10)     OPTIONS. Write put and call options.

(11) INVESTING FOR CONTROL. Invest for the purpose of exercising control over any person.

(12)     RESTRICTED SECURITIES.  Purchase restricted securities.

The Portfolio has adopted the following nonfundamental investment limitations. The Portfolio may not:

(a) DIVERSIFICATION. With respect to 100% of its assets, purchase a security other than a U.S. Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, unless the investment is permitted by Rule 2a-7 under the 1940 Act.

(b) SECURITIES WITH VOTING RIGHTS. Purchase securities having voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

(c) MARGIN; SHORT SALES. Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

(d) LIQUIDITY. Acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

For purposes of limitation (2): (i) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower; (ii) utility companies are divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (iii) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.

                        FINANCIAL INSTITUTION GUIDELINES

INVESTMENT BY SHAREHOLDERS THAT ARE BANKS - GOVERNMENT CASH PORTFOLIO. Government Cash Portfolio invests only in instruments which, if held directly by a bank or bank holding company organized under the laws of the United States or any state thereof, would be assigned to a risk-weight category of no more than 20% under the current risk based capital guidelines adopted by the Federal bank regulators (the "Guidelines"). In the event that the Guidelines are revised, the Portfolio's portfolio will be modified accordingly, including by disposing of portfolio securities or other instruments that no longer qualify under the Guidelines. In addition, the Portfolio does not intend to hold in its portfolio any securities or instruments that would be subject to restriction as to amount held by a National bank under Title 12, Section 24 (Seventh) of the United States Code. If the Portfolio's portfolio includes any instruments that would be subject to a restriction as to amount held by a National bank, investment in the Portfolio may be limited.

The Guidelines provide that shares of an investment fund are generally assigned to the risk-weight category applicable to the highest risk-weighted security or instrument that the fund is permitted to hold. Accordingly, Portfolio shares should qualify for a 20% risk weighting under the Guidelines. The Guidelines also provide that, in the case of an investment fund whose shares should qualify for a risk weighting below 100% due to limitations on the assets which it is permitted to hold, bank examiners may review the treatment of the shares to ensure that they have been assigned an appropriate risk-weight. In this connection, the Guidelines provide that, regardless of the composition of an investment fund's assets, shares of a fund may be assigned to the 100% risk-weight category if it is determined that the fund engages in activities that appear to be speculative in nature or has any other characteristics that are inconsistent with a lower risk weighting. The Adviser has no reason to believe that such a determination would be made with respect to the Portfolio. There are various subjective criteria for making this determination and, therefore, it is not possible to provide any assurance as to how Portfolio shares will be evaluated by bank examiners.

Before acquiring an interest (directly or indirectly), prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks or Edge Corporations, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies, to confirm that an investment in Portfolio interests is permissible and in compliance with any applicable investment or other limits.

Interests held by National banks are generally required to be revalued periodically and reported at the lower of cost or market value. Such shares may also be subject to special regulatory reporting, accounting and tax treatment. In addition, a bank may be required to obtain specific approval from its board of directors before acquiring an interest (either directly or indirectly) , and thereafter may be required to review its investment for the purpose of verifying compliance with applicable Federal banking laws, regulations and policies.

National banks generally must review their investment holding at least quarterly to ensure compliance with established bank policies and legal requirements. Upon request, the Portfolio will make available to its interestholders information relating to the size and composition of its portfolio for the purpose of providing interestholders with this information.

INVESTMENT BY SHAREHOLDERS THAT ARE CREDIT UNIONS - GOVERNMENT CASH PORTFOLIO AND TREASURY CASH PORTFOLIO. Government Cash Portfolio and Treasury Cash Portfolio limit their investments to investments that are legally permissible for Federally chartered credit unions under applicable provisions of the Federal Credit Union Act (including 12 U.S.C. Section 1757(7), (8) and (15)) and the applicable rules and regulations of the National Credit Union Administration
(including 12 C.F.R. Part 703, Investment and Deposit Activities), as such statutes and rules and regulations may be amended. The Portfolios limit their investments to U.S. Government Securities (including Treasury STRIPS) and repurchase agreements fully collateralized by U.S. Government Securities. Certain U.S. Government Securities owned by Government Cash Portfolio may be mortgage or asset backed, but, except to reduce interest rate risk, no such security will be (i) a stripped mortgage backed security ("SMBS"), (ii) a collateralized mortgaged obligation ("CMO") or real estate mortgage investment conduit ("REMIC") that meets any of the tests outlined in 12 C.F.R. Section 703.5(g) or (iii) a residual interest in a CMO or REMIC. In order to reduce interest rate risk, Government Cash Portfolio may purchase a SMBS, CMO, REMIC or residual interest in a CMO or REMIC but only in accordance with 12 C.F.R.
Section 703.5(i). Government Cash Portfolio has no current intention to make any such investment. Each Portfolio also may invest in reverse repurchase agreements in accordance with 12 C.F.R 703.4(e) to the extent otherwise permitted hereunder and in the Prospectus.

INVESTMENTS BY SHAREHOLDERS THAT ARE SAVINGS ASSOCIATIONS - GOVERNMENT CASH PORTFOLIO AND TREASURY CASH PORTFOLIO. Government Cash Portfolio limits its investments to investments that are legally permissible for Federally chartered savings associations without limit as to percentage under applicable provisions of the Home Owners' Loan Act (including 12 U.S.C. Section 1464) and the applicable rules and regulations of the Office of Thrift Supervision, as such statutes and rules and regulations may be amended. In addition, the Portfolio limits its investments to investments that are permissible for an open-end, investment company to hold and would permit shares of the investment company to qualify as liquid assets under 12 C.F.R. Section 566.1(g) and as short-term liquid assets under 12 C.F.R. Section 566.1(h). These policies may be amended only by approval of the Portfolio's interestholders.

                             MANAGEMENT OF THE TRUST

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk.

John Y. Keffer,* Trustee, Chairman and President (age 55)

         President, Forum Financial Group, LLC (mutual fund services company holding company). Mr. Keffer is also a director and/or officer of various registered investment companies for which the various Forum Financial Group of Companies provides services. His address is Two Portland Square, Portland, Maine 04101.

Costas Azariadis, Trustee (age 55)

         Professor of Economics, University of California, Los Angeles, since July 1992. His address is Department of Economics, University of California, Los Angeles, 405 Hilgard Avenue, Los Angeles, California 90024.

James C. Cheng, Trustee (age 55)

         President of Technology Marketing Associates (a marketing consulting company) since September 1991. His address is 27 Temple Street, Belmont, Massachusetts02178.

J. Michael Parish, Trustee (age 54)

          Partner at the law firm of Reid & Priest. Prior to 1995, Mr. Parish was a partner at Winthrop Stimson Putnam & Roberts since 1989. His address is 40 West 57th Street, New York, New York 10019.

Stacey Hong, Treasurer (age 32)

         Director, Fund Accounting, Forum Financial Group, LLC, with which he has been associated since April 1992. Mr. Hong also serves as an officer of various registered investment companies for which the various Forum Financial Group of Companies provides services. His address is Two Portland Square, Portland, Maine 04101.

David I. Goldstein, Vice President and Secretary (age 36)

         General Counsel, Forum Financial Group, LLC, with which he has been associated since 1991. Mr. Goldstein also serves as an officer of various registered investment companies for which the various Forum Financial Group of Companies provides services. His address is Two Portland Square, Portland, Maine 04101.

Thomas G. Sheehan, Vice President and Assistant Secretary (age 43)

          Director, Relationship Management, Forum Financial Group, LLC, with which he has been associated since October, 1993. Prior thereto, Mr. Sheehan was a Special Counsel in the Division of Investment Management of the U.S. Securities and Exchange Commission in Washington, D.C. His address is Two Portland Square, Portland, Maine 04101.

Pamela J. Wheaton, Assistant Treasurer (age 38)

         Senior Manager, Fund Accounting, Forum Financial Group, LLC, with which she has been associated since 1989. Ms. Wheaton is also an officer of other registered investment companies for which the Forum Financial Group of Companies provides services. Her address is Two Portland Square, Portland, Maine 04101.

Leslie K. Klenk, Assistant Secretary (age 34)

          Assistant Counsel, Forum Financial Group, LLC, with which she has been associated since April 1998. Prior thereto, Ms. Klenk was Vice President and Associate General Counsel at Smith Barney Inc. Ms. Klenk is also an officer of other registered investment companies for which the Forum Financial Group of Companies provides services. Her address is Two Portland Square, Portland, Maine 04101.

Pamela Stutch, Assistant Secretary (age 31)

         Fund Administrator, Forum Financial Group, LLC, with which she has been associated since May 1998. Prior thereto, Ms. Stutch attended Temple University School of Law and graduated in 1997. Ms. Stutch was as a legal intern for the Maine Department of the Attorney General. Ms. Stutch is also an officer of other registered investment companies for which the Forum Financial Group of Companies provides services Her address is Two Portland Square, Portland, Maine 04101.


Each Trustee of the Trust is paid $1,000 for each meeting of the Board attended (whether in person or by electronic communication) plus $100 for each active portfolio of the Trust and is paid $1000 for each committee meeting attended on a date when a Board meeting is not held. As of August 31, 1998, there were twenty-one active portfolios of Core Trust. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated or reimbursed for expenses by the Trust. Since commencement of the Trust's operations, Mr. Keffer has not accepted any fees for his services as Trustee. Trustee expenses were less than $5,000 for the twelve months ended August 31, 1998.

The following table provides the aggregate compensation paid to each trustee of the Trust for the twelve months ended August 31, 1998. The Trust has not adopted any form of retirement plan covering trustees or officers of the Trust.

                                                       Accrued          Annual
                                    Aggregate          Pension       Benefits Upon         Total
       Trustee                    Compensation        Benefits        Retirement       Compensation
       -------                    ------------        --------        ----------       ------------
       Mr. Azariadis                 $1,264             None             None             $1,264
       Mr. Parish                    $1,264             None             None             $1,264
       Mr. Cheng                     $1,264             None             None             $1,264
       Mr. Keffer                      None             None             None               None

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Treasury Cash Fund, Government Cash Fund and Cash Fund, separate series of Monarch Funds, a Delaware business trust registered with the SEC as an open-end, management investment company, invest all of their investable assets in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio, respectively, and, as of November 1, 1998, may be deemed to control those Portfolios.

Daily Assets Government Fund, Daily Assets Treasury Obligations Fund, and Daily Assets Municipal Fund, separate series of Forum Funds, a Delaware business trust registered with the SEC as an open-end, management investment company, invest all of their investable assets in Government Portfolio, Treasury Cash Portfolio, and Municipal Cash Portfolio and, as of November 1, 1998, may be deemed to control those Portfolio.

Each investment company that is registered under the 1940 Act and that invests in a Portfolio has informed the Trust that whenever it or its separate series is requested to vote on matters pertaining to a Portfolio, it will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders in accordance with applicable law. This only applies to matters for which the investment company would be required to have a shareholder meeting if it directly held investment securities rather than invested in a Portfolio. It is anticipated that any other similarly registered investment company (or series thereof) that may in the future invest in a Portfolio will follow the same or a similar practice.

As of November 1, 1998, the officers and trustees of the Trust as a group owned less than 1% of the outstanding interests of each Portfolio.

                     INVESTMENT ADVISORY AND OTHER SERVICES

                          INVESTMENT ADVISORY SERVICES

Forum Investment Advisors, LLC acts as investment adviser to each Portfolio pursuant to an investment advisory agreement with the Trust. The Adviser is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, the Portfolios.

The investment advisory agreement for each Portfolio will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party, at a meeting called for the purpose of voting on the agreement.

The investment advisory agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law in connection with its services, except for willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties or by reason of reckless disregard of the Adviser's obligations and duties under the agreement.

The investment advisory agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to the Adviser, or (ii) by the Adviser on 60 days' written notice to the Trust. With respect to each Portfolio, the investment advisory agreement terminates automatically upon its assignment.

The investment advisory agreement provides that the Adviser may render service to others.

The Adviser was established in 1987 and is indirectly wholly-owned and controlled by John Y. Keffer. In connection with the January 2, 1998 acquisition of Linden Asset Management, Inc. ("Linden"), the former investment adviser of each Portfolio, the Adviser has entered into a consulting agreement with a new company solely owned by Anthony R. Fischer, Jr., former owner, president and sole director of Linden, under which Mr. Fischer continues to provide portfolio management services to the Portfolios under the supervision of the Adviser. Mr. Fischer has over 20 years experience in managing pools of assets. He has managed the Portfolios' (and prior to September 1995, the Portfolios' predecessor mutual funds') assets since October 1992. Prior thereto, he was a Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California from 1984 to 1989 and, immediately prior thereto, a Manager for five years at PaineWebber Jackson & Curtis, New York, New York.

Table 1 in Appendix A shows the dollar amount of investment advisory fees paid by the Portfolios.

                             ADMINISTRATIVE SERVICES

ADMINISTRATOR. Pursuant to an administration agreement with the Trust, Forum supervises the overall administration of the Trust which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and fund accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The administration agreement between Forum and the Trust will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board or by a majority of voting securities of that portfolio and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party.

The administration agreement with respect to each Portfolio may be terminated without the payment of any penalty, (i) by the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940) Act on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust. The administration agreement is not assignable by either party without the written consent of the other party.

The administration agreement provides that Forum shall not be liable for any action or inaction in the administration of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of Forum's duties or by reason of reckless disregard of Forum's obligations and duties under the agreement.

At the request of the Board, Forum provides persons satisfactory to the Board to serve as officers of the Trust. Those officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Forum, the Adviser, FFSI or their affiliates.

Table 2 in Appendix A shows the dollar amount of administration fees paid by the Portfolios. Prior to December 1, 1997, FFSI acted as administrator of the Trust under an agreement substantially identical to the current administration agreement between Forum and the Trust.

                 FUND ACCOUNTANT AND INTERESTHOLDER RECORDKEEPER

Pursuant to an Fund Accounting and Interestholder Recordkeeper Agreement, Forum Accounting acts as interestholder recordkeeper and fund accountant for the Portfolios. This agreement will continue in effect with respect to a Portfolio until terminated; provided, that the continuance is specifically approved at least annual by the Board. The agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty by the Board or Forum Accounting on 60 days' written notice The agreement may not be assigned by either party except with the written consent of the other party.

Under its agreement, Forum Accounting prepares and maintains books and records of each Portfolio on behalf of the Trust that are required to be maintained under the 1940 Act, calculates the net asset value per share of each Portfolio (and each investor therein) and prepares periodic reports to interestholders of the Portfolios and the SEC. For services rendered to Treasury Cash Portfolio, Government Cash Portfolio, and Cash Portfolio, Forum Accounting receives a fee at an annual rate of the lesser of 0.05% of the average daily net assets of each Portfolio or $48,000. For services rendered to Government Portfolio and
Municipal Cash Portfolio, Forum Accounting receives a fee of $48,000 per portfolio. Should a Portfolio have greater than five interestholders, Forum
Accounting will receive an annual fee of $6,000 per every five additional interestholders. . In addition, Forum Accounting is paid an additional $1,000 per month with respect to tax-free money market portfolios such as Municipal Cash Portfolio, Portfolios with more than 25% of their total assets invested in asset backed securities, Portfolios that have more than 100 security positions and Portfolios that have a monthly portfolio turnover rate of 10% or greater.

Forum Accounting is required to use its best judgment and efforts in rendering its services and is not liable to the Trust for any action or inaction in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties and obligations under the agreement. Forum Accounting is not responsible or liable for any failure or delay in performance of its fund accounting obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control and the Trust has agreed to indemnify and hold harmless Forum Accounting, its employees, agents, officers and directors against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way related to Forum Accounting's actions taken or failures to act with respect to a Portfolio or based, if applicable, upon information, instructions or requests with respect to a Portfolio given or made to Forum Accounting by an officer of the Trust duly authorized. This indemnification does not apply to Forum

Accounting's actions taken or failures to act in cases of Forum Accounting's own bad faith, willful misconduct or gross negligence.

Table 3 in Appendix A shows the dollar amount of fees paid under the Fund Accounting and Interestholder Recordkeeper Agreement with respect to each Portfolio.

                                    CUSTODIAN

Pursuant to a custodian contract with the Trust, Imperial Trust Company, 201 N. Figueroa Street, Suite 610, Los Angeles, California 90012 acts as the custodian of each Portfolio's assets. The custodians' responsibilities include safeguarding and controlling the applicable Portfolios cash and securities and determining income payable on and collecting interest on Portfolio investments. The Trust pays a Imperial Trust Company a fee at an annual rate of 0.025% of the average daily net assets of Municipal Cash Portfolio. The Trust also pays a fee at an annual rate of 0.025% of the first $1.5 billion, 0.020% of the next $1.0 billion and 0.015% of the balance of the average daily net assets of all other Portfolios. The custodian is in no way responsible for the investment of the Portfolios' assets.

                              INDEPENDENT AUDITORS

KPMG Peat Marwick LLP serves as independent auditor for the Portfolios and has so served since the Portfolios commenced operations.

                                    EXPENSES

The Trust pays all of its expenses, including: interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of shares; premiums of insurance for the Trust, its Trustees and officers and fidelity bond premiums; applicable fees, interest charges and expenses of third parties, including the Trust's administrators, investment advisers, custodians, interestholder recordkeepers and fund accountant; fees of pricing, interest, distribution, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining its existence; costs of preparing and printing the Trust's offering memoranda and interestholder reports and delivering them to interestholders; expenses of meetings of interestholders and any proxy solicitations therefore; costs of maintaining books and accounts and preparing tax returns; costs of reproduction, stationery and supplies; fees and expenses of the Trust's Trustees; compensation of the Trust's officers and employees and costs of other personnel (who may be employees of the Adviser, Forum or their respective affiliates) performing services for the Trust; costs of Trustee meetings; SEC registration fees and related expenses (if any); and state or foreign securities laws registration fees and related expenses (if any).

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

Purchases and sales of portfolio securities for each Portfolio usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price. There usually are no brokerage commissions paid for any purchases. While the Trust does not anticipate that the Portfolios will pay any amounts of brokerage commissions, in the event a Portfolio pays brokerage commissions or other transaction-related compensation, the payments may be made to broker-dealers who pay expenses of the Portfolio that it would otherwise be obligated to pay itself. Any transaction for which a Portfolio pays transaction-related compensation will be effected at the best price and execution available, taking into account the amount of any payments made on behalf of the Portfolio by the broker-dealer effecting the transaction.

Allocations of transactions to dealers and the frequency of transactions are determined for each Portfolio by the Adviser in its best judgment and in a manner deemed to be in the best interest of shareholders of that Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio.

As of August 31, 1998,  several  Portfolios  maintained  equity  investments  in
brokers/dealers   (or  their  parent   companies)   used  to  effect   portfolio
transactions. Table 4 of Appendix A provides details of these investments.

Investment decisions for the Portfolios will be made independently from those for any other account or investment company that is or may in the future become managed by the Adviser. If, however, a Portfolio and other investment companies or accounts managed by the Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

For the Portfolios' fiscal years ended August 31, 1996,1997, and 1998 no Portfolio paid any brokerage commission.

No portfolio transactions are executed with the Adviser, Forum or any of their affiliates.

               SHARES OF BENEFICIAL INTEREST AND OTHER SECURITIES

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50 percent of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10 percent of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Adviser believes that the risk of personal liability to a Trust interestholder is remote.

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Each Portfolio does not determine net asset value on the following holidays in the United States: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

Pursuant to Rule 2a-7 under the 1940 Act, the Board has established procedures to stabilize each Portfolio's net asset value at $1.00 per unit. These procedures include a review of the extent of any deviation of net asset value per share as a result of fluctuating interest rates, based on available market rates, from each Portfolio's $1.00 amortized cost price per unit. Should that deviation exceed 1/2 of 1%, the Board will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to interestholders. Such action may include redemption of units in kind, selling portfolio securities prior to maturity, reducing or withholding distributions and utilizing a net asset value per unit as determined by using available market quotations.

In determining the appropriate market value of portfolio investments, the Portfolios may employ outside organizations, which may use a matrix or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried at their face value.

                                   TAX STATUS

Each Portfolio is classified for federal income tax purposes as a separate partnership that will not be a "publicly traded partnership." As a result, no Portfolio will be subject to federal income tax; instead, each investor in a Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in a Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income. Each Portfolio intends to conduct its operations so that interestholders that intend to qualify as regulated investment companies under the Code will be able to satisfy all those requirements (assuming that the interestholder invests all of its assets in a Portfolio).

Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

                                 PLACEMENT AGENT

Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101 serves as the Trust's placement agent. Forum receives no compensation for such placement agent services.

                        CALCULATIONS OF PERFORMANCE DATA

                                YIELD INFORMATION

Each Portfolio may provide current annualized and effective annualized yield quotations. These quotations may from time to time be used in interestholder reports or other communications to interestholders or investors. All performance information supplied by a Portfolio is historical and is not intended to indicate future returns.

In performance advertising, the Portfolios may compare any of their performance information with data published by independent evaluators such as Morningstar, Lipper Analytical Services, Inc., IBC Financial Data, Inc. or CDA/Wiesenberger or other companies which track the investment performance of investment companies ("Portfolio Tracking Companies"). The Portfolios may also compare any of their performance information with the performance of recognized stock, bond and other indexes. The Portfolios may also refer in such materials to mutual Portfolio performance rankings and other data published by Portfolio Tracking Companies. Performance advertising may also refer to discussion of a Portfolio and comparative mutual Portfolio data and ratings reported in independent periodicals, such as newspapers and financial magazines.

Although published yield information is useful to investors in reviewing performance, interestholders should be aware that each Portfolio's yield fluctuates from day to day and that the class' yield for any given period is not an indication or representation by the Portfolio of future yields or rates of return. Yields are not fixed or guaranteed, and an investment in a Portfolio is not insured or guaranteed. Accordingly, yield information may not necessarily be used to compare the Portfolio with investment alternatives which, like money market instruments or bank accounts, may provide a fixed rate of interest. Also, it may not be appropriate directly to compare a Portfolio's yield information to similar information of investment alternatives which are insured or guaranteed.

Income calculated for the purpose of determining yield differs from income as determined for other accounting purposes. Because of the different accounting methods used, and because of the compounding assumed in yield calculations, the quoted yield may differ from the rate of income reported in the Portfolio's financial statements.

                 OTHER PERFORMANCE AND SALES LITERATURE MATTERS

Total returns quoted reflect all aspects of a Portfolio's return. Average annual returns generally are calculated by determining the growth or decline in value of a hypothetical historical investment in a Portfolio over a stated period, and then calculating the annually compounded percentage rate that would have produced the same result if the rate of growth or decline in value had been constant over the period. While average annual returns are a convenient means of comparing investment alternatives, investors should realize that the performance is not constant over time but changes from year to year, and that average annual returns represent averaged figures as opposed to the actual year-to-year performance of the Portfolios.

Average annual total return is calculated by finding the average annual compounded rates of return of a hypothetical investment, over such periods according to the following formula:

         P(1+T)n = ERV

         Where:
                  P =  a  hypothetical  initial  payment  of  $1,000
                  T =  average annual total return n = number of years
                  ERV = ending redeemable value: ERV is the value, at the end of the applicable period, of a hypothetical $1,000 payment made at the beginning of the applicable period.

                              FINANCIAL STATEMENTS

The Schedules of Investments, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, and notes thereto, of the Portfolios for the fiscal year ended August 31, 1998 and the Independent Auditors' Report thereon, attached hereto, are incorporated herein by reference.

                          PRIVATE PLACEMENT MEMORANDUM
                                    (PART B)

                             TREASURY CASH PORTFOLIO
                              GOVERNMENT PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO
                            MUNICIPAL CASH PORTFOLIO

                 APPENDIX A - DESCRIPTION OF SECURITIES RATINGS


CORPORATE BONDS

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S"). Bonds which are rated Aaa are judged by Moody's to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Note: Those bonds in the Aa and A groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1 and A1.

STANDARD AND POOR'S CORPORATION ("S&P"). Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt rated in higher rated categories.

Note: The ratings for AA and A may be modified by the addition of a plus (+) or minus (-) sign to show the relative standing within the rating category.

FITCH IBCA, INC. ("FITCH"). AAA Bonds are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, shorter-term debt of these issuers is generally rate F-1+.

A Bonds are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA categories.

COMMERCIAL PAPER

MOODY'S INVESTORS SERVICE, INC. Moody's two highest ratings for short-term debt, including commercial paper, are Prime-1 and Prime-2. Both are judged investment grade, to indicate the relative repayment ability of rated issuers.

Issuers rated Prime-1 have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

o         Leading market positions in well-established industries.
o         High rates of return on funds employed.
o Conservative capitalization structure with moderate reliance on debt and ample asset protection.
o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
o Well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 by Moody's have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1 but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

STANDARD AND POOR'S CORPORATION. S&P's two highest commercial paper ratings are A and B. Issues assigned an A rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety. An A-1 designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation. The capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1. A-3 issues have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations. Issues rated B are regarded as having only an adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.

FITCH IBCA, INC. Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

F-1+. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 ratings.

                          PRIVATE PLACEMENT MEMORANDUM
                                    (PART B)

                             TREASURY CASH PORTFOLIO
                              GOVERNMENT PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO
                            MUNICIPAL CASH PORTFOLIO



                        APPENDIX B - MISCELLANEOUS TABLES


TABLE 1 - INVESTMENT ADVISORY FEES

For fiscal year ended August 31, 1998 (June 25, 1998 to August 31, 1998 for Municipal Cash Portfolio), the fees paid under the Investment Advisory Contract with respect to the Portfolios were:

         Treasury Cash Portfolio                        $55,735
         Government Cash Portfolio                     $238,860
         Cash Portfolio                                $158,716
         Municipal Cash Portfolio                        $1,937
         Government Portfolio                           $23,813

For the fiscal year ended August 31, 1997 (April 1, 1997 to August 31, 1997 for Government Portfolio), the fees paid under the Investment Advisory Agreement with respect to the Portfolios were:

         Treasury Cash Portfolio                         $19,083
         Government Portfolio                             $9,064
         Government Cash Portfolio                      $196,857
         Cash Portfolio                                  $79,965

For the fiscal year ended August 31, 1996, the fees paid under the Investment Advisory Agreement with respect to the Portfolios were:

         Treasury Cash Portfolio                         $12,930
         Government Cash Portfolio                      $156,552
         Cash Portfolio                                  $38,083

For the fiscal years ended March 31, 1997 and 1996, the fees paid under the Investment Advisory Agreement with respect to Government Portfolio were: $20,637 and $69,466, respectively.

Prior to January 2, 1998, the Portfolios paid advisory fees to Linden Asset Management, Inc., the Portfolios' investment adviser at that time.

TABLE 2 - ADMINISTRATION FEES

For the fiscal year ended August 31, 1998 (June 25, 1998 to August 31, 1998 for Municipal Cash Portfolio), the fees payable by the Portfolios for administrative services were:

                                                     Accrued Fee            Fee Waived            Fee Paid
         Treasury Cash Portfolio                       $74,964                $29,678              $45,286
         Government Portfolio                          $28,796                $28,796                   $0
         Government Cash Portfolio                    $317,754                     $0             $317,754
         Cash Portfolio                               $212,800                     $0             $212,800
         Municipal Cash Portfolio                       $1,937                 $1,937                   $0

For the fiscal year ended  August 31, 1997 (April 1, 1997 to August 31, 1997 for
Government Portfolio), the fees payable by the Portfolios for administrative services were:

                                                     Accrued Fee            Fee Waived            Fee Paid
         Treasury Cash Portfolio                       $24,287                $14,346               $9.941
         Government Portfolio                          $18,128                $18,128                   $0
         Government Cash Portfolio                    $252,821                     $0             $252,821
         Cash Portfolio                                $92,652                 $7,621              $85,031

For the fiscal year ended August 31, 1996, the fees payable by the Portfolios for administrative services were:

                                                     Accrued Fee            Fee Waived            Fee Paid
         Treasury Cash Portfolio                       $19,902                $17,696               $1,506
         Government Cash Portfolio                    $230,634                     $0             $230,634
         Cash Portfolio                                $56,113                $12,698              $43,415

For the fiscal  year  ended  March 31,  1997,  the fees  payable  by  Government
Portfolio for administrative services were:

                                                     Accrued Fee            Fee Waived            Fee Paid
         Government Portfolio                          $41,274                $41,274                   $0

TABLE 3 - FUND ACCOUNTING AND INTERESTHOLDER RECORDKEEPING FEES

For the fiscal year ended  August 31, 1998 (June 25, 1998 to August 31, 1998 for
Municipal Cash  Portfolio),  the fees payable by the  Portfolios  under the Fund
Accounting and Interestholder Recordkeeping Agreement were:

                                                     Accrued Fee            Fee Waived            Fee Paid
         Treasury Cash Portfolio                       $48,000                     $0              $48,000
         Government Portfolio                          $48,000                $37,946              $10,054
         Government Cash Portfolio                     $48,000                     $0              $48,000
         Cash Portfolio                                $48,000                     $0              $48,000
         Municipal Cash Portfolio                       $8,800                 $8,800                   $0

For the fiscal year ended  August 31, 1997 (April 1, 1997 to August 31, 1997 for
Government Portfolio), the fees payable by the Portfolios under the Fund
Accounting and Interestholder Recordkeeping Agreement were:

                                                     Accrued Fee            Fee Waived            Fee Paid
         Treasury Cash Portfolio                       $24,279                     $0              $24,279
         Government Portfolio                          $20,000                     $0              $20,000
         Government Cash Portfolio                     $48,000                     $0              $48,000
         Cash Portfolio                                $48,000                     $0              $48,000

For the fiscal  year  ended  March 31,  1997,  the fees  payable  by  Government
Portfolio under the Fund Accounting and Interestholder Record Keeping Agreement were:

                                                     Accrued Fee            Fee Waived            Fee Paid
         Government Portfolio                          $48,000                     $0              $48,000

For the fiscal year ended August 31, 1996, the fees payable by the Portfolios under the Fund Accounting and Interestholder Recordkeeping Agreement were:

                                                     Accrued Fee            Fee Waived            Fee Paid
         Treasury Cash Portfolio                       $28,518                 $2,259              $26,259
         Government Cash Portfolio                     $42,000                     $0              $42,000
         Cash Portfolio                                $42,000                 $2,259              $39,741

TABLE 4 - PORTFOLIO HOLDINGS IN BROKER/DEALERS ($)

                                                                                                       VALUE
--------------------------------------------------------------------------------------------- ------------------------
TREASURY CASH PORTFOLIO
--------------------------------------------------------------------------------------------- ------------------------
         Bank America Corp.                                                                           40,570
--------------------------------------------------------------------------------------------- ------------------------
         Donaldson, Lufkin & Jenrette Securities Corp.                                                40,000
--------------------------------------------------------------------------------------------- ------------------------
GOVERNMENT CASH PORTFOLIO
--------------------------------------------------------------------------------------------- ------------------------
         Bear Stearns & Co., Inc.                                                                     60,000
--------------------------------------------------------------------------------------------- ------------------------
         Bankers Trust Co.                                                                            59,500
--------------------------------------------------------------------------------------------- ------------------------
CASH PORTFOLIO
--------------------------------------------------------------------------------------------- ------------------------
         Bear Stearns & Co., Inc.                                                                     110,000
--------------------------------------------------------------------------------------------- ------------------------
         Bankers Trust New York Corp.                                                                 89,650
--------------------------------------------------------------------------------------------- ------------------------
         Salomon Smith Barney Holdings                                                                24,832
--------------------------------------------------------------------------------------------- ------------------------
         Merrill Lynch & Co., Inc.                                                                    24,823
--------------------------------------------------------------------------------------------- ------------------------
         Bank of America                                                                              17,547
--------------------------------------------------------------------------------------------- ------------------------
         Prudential Mutual Fund Distributors, Inc.                                                    24,461

                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements.

         Part A:  None

         Part B: Audited Financial Statements for the fiscal year ended August 31, 1998 including Schedule of Investments, Notes to Schedules of Investments, Statements of Operations, Statement of Changes in Net Assets, Notes to Financial Statements and Independent Auditor's Report for Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio are filed herewith as Exhibit (12) under Item 24(b).

(b)      Exhibits:

         (1) Trust Instrument of Registrant dated November 1, 1994 as amended April 4, 1995 and August 30, 1995 (see Note 1).

         (2)      Not Applicable.

         (3)      Not Applicable.

         (4)      Not Applicable.

         (5)(a) Investment Advisory Agreement between Registrant and Norwest Investment Management, Inc. relating to Money Market Portfolio, Prime Money Market Portfolio, Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Large Company Portfolio, Income Equity Portfolio, Managed Fixed Income Portfolio, , Positive Return Bond Portfolio, Stable Income Portfolio, Disciplined Growth Portfolio, Small Cap Value Portfolio, Strategic Value Bond Portfolio and Small Cap Index Portfolio dated October 1, 1997 (see Note 1).

             (b)  Investment  Advisory Agreement between Registrant and Schroder
                  Capital    Management    International    Inc.   relating   to
                  International Portfolio dated November 9, 1994 (see Note 2).

             (c) Investment Advisory Agreement between Registrant and Forum Investment Advisors, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio dated December 30, 1997 (see Note 3).

             (d) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Crestone Capital Management, Inc. relating to Small Company Stock Portfolio dated June 1, 1997 (see Note 3).

             (e) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Peregrine Capital Management, Inc. relating to Small Company Growth Portfolio, Large Company Growth Portfolio, Small Company Value Portfolio and Positive Return Portfolio dated June 1, 1997 (see Note 3).

             (f) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Galliard Capital Management, Inc. relating to Strategic Value Bond Portfolio dated October 1, 1997 (see Note 3).

             (g) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Smith Asset Management Group relating to Disciplined Growth Portfolio and Small Cap Value Portfolio dated October 1, 1997 (see Note 3).

         (6)      Not required.

         (7)      Not Applicable.

         (8) (a) Custodian Agreement between Registrant and Norwest Bank Minnesota, N.A. dated as of November 9, 1994, as amended June 1, 1997 (see Note 1).

             (b) Custodian Agreement between Registrant and Imperial Trust Company dated September 1, 1995, as amended August 31, 1998 (see Note 4).

             (c) Custody Agreement between Morgan Stanley Trust Company and Norwest Bank Minnesota, N.A. dated June 18, 1998, as amended April 1, 1996 (see Note 1).

         (9)(a) Administration Agreement between Registrant and Forum Administrative Services, LLC relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond
                  Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio, Cash Portfolio, Government Cash Portfolio, Treasury Cash Portfolio, Government Portfolio and Municipal Cash Portfolio dated December 1, 1997 (see Note 3).

             (b) Fund Portfolio and Unitholder Accounting Agreement between Registrant and Forum Accounting Services, LLC relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio, Cash Portfolio, Government Cash Portfolio, Treasury Cash Portfolio, Government Portfolio and Municipal Cash Portfolio dated as of June 1, 1997 and amended December 5, 1997 (see Note 3).

             (c) Placement Agent Agreement between Registrant and Forum Financial Services, Inc relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond
                  Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, and International Portfolio dated November 9, 1994 (Note 2).

             (d) Form of Placement Agent Agreement between Registrant and Forum Fund Services, LLC relating to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio, Government Portfolio, and Municipal Cash Portfolio dated September 1, 1995 (see Note 1).

         (10)     Not required.

         (11)     Not required.

         (12)(a) Independent Auditors' Report of KPMG Peat Marwick LLP, Report of Independent Accountants of PricewaterhouseCoopers LLP, Statements of Assets and Liabilities, Statements of

                  Operations, Statements of Changes in Net Assets, Financial Highlights, Notes to Financial Statements, Schedules of Investments and Notes to Schedules of Investments for Stable Income Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Strategic Value Bond Portfolio, Index Portfolio, Income Equity Portfolio, Disciplined Growth Portfolio, Large Company Growth Portfolio, Small Cap Index
                  Portfolio, Small Company Stock Portfolio, Small Cap Value Portfolio, Small Company Value Portfolio, Small Company Growth Portfolio and International Portfolio dated May 31, 1998 (see
                  Note 1).

             (b) Independent Auditors' Report of KPMG Peat Marwick LLP, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, Financial Highlights, Notes to Financial Statements and Schedules of Investments for Prime Money Market Portfolio and Money Market Portfolio dated May 31, 1998 (see Note 1).

             (c) Independent Auditors' Report of KPMG Peat Marwick LLP, Schedule of Investments, Notes to Schedule of Investments, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, and Notes to Financial Statements for Treasury Cash Portfolio, Government Cash Portfolio, Government Portfolio, Cash Portfolio, and Municipal Cash Portfolio (filed herewith).

         (13)     Not Applicable.

         (14)     Not Applicable.

         (15)     Not Applicable.

         (16)     Not Applicable.

         (17)     Financial Data Schedules (filed herewith).

         (18)     Not Applicable.

-----------

Note 1 Exhibit incorporated by reference as filed in Amendment No. 13 via EDGAR on September 28, 1998, accession number 0001004402-98-000524.

Note 2 Exhibit incorporated by reference as filed in Amendment No. 5 via EDGAR on September 30, 1996, accession number 000912057-96-021568.

Note 3 Exhibit incorporated by reference as filed in Amendment No. 12 via EDGAR on January 2, 1998, accession number 0001004402-98-000003.

Note 4 Exhibit incorporated by referenced as filed in Amendment No. 14 via Edgar on November 30, 1998 accession number ____________________.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

None.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES AS OF NOVEMBER 19, 1998.

         Title of Class of Shares
         of Beneficial Interest                              Number of Holders
         ------------------------                            -----------------

         Treasury Cash Portfolio                                             2
         Government Cash Portfolio                                           2
         Cash Portfolio                                                      2

         Government Portfolio                                                1
         Municipal Cash Portfolio                                            1
         Prime Money Market Portfolio                                        2
         Money Market Portfolio                                              2
         Positive Return Bond Portfolio                                      5
         Stable Income Portfolio                                             3
         Strategic Value Bond Portfolio                                      7
         Managed Fixed Income Portfolio                                      5
         Index Portfolio                                                     7
         Income Equity Portfolio                                             9
         Large Company Growth Portfolio                                      8
         Disciplined Growth Portfolio                                        6
         Small Cap Index Portfolio                                           2
         Small Company Stock Portfolio                                       8
         Small Company Growth Portfolio                                      8
         Small Company Value Portfolio                                       7
         Small Cap Value Portfolio                                           9
         International Portfolio                                            10

ITEM 27.  INDEMNIFICATION.

         The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

         As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement contained in this Registration Statement as Exhibit 8(a) and incorporated herein by reference.

         The indemnification provisions set forth under Section 1 paragraphs (f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

         (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") or
         Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e) shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

         (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

         Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(a)      Norwest Investment Management, Inc.

         The description of Norwest Investment Management, Inc. ("NIM") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of NIM, including their business connections, which are of a substantial nature. The address of Norwest Corporation, the parent of Norwest Bank Minnesota, N.A. ("Norwest Bank"), which is the parent of NIM, is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         P. Jay Kiedrowski                    Chairman, Chief Executive Officer,   Norwest Investment Management,
                                              President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         James W. Paulsen                     Senior Vice President, Chief         Norwest Investment Management,
                                              Investment Officer                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------


         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Stephen P. Gianoli                   Senior Vice President, Chief         Norwest Investment Management,
                                              Executive Officer                    Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David S. Lunt                        Vice President, Senior Portfolio     Norwest Investment Management,
                                              Manager                              Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard C. Villars                   Vice President, Senior Portfolio     Norwest Investment Management,
                                              Manager                              Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Lee K. Chase                         Senior Vice President                Norwest Investment Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Andrew Owen                          Vice President                       Norwest Investment Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Eileen A. Kuhry                      Investment Compliance Specialist     Norwest Investment Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

(b)      Schroder Capital Management International Inc.

         The description of Schroder Capital Management International Inc. ("SCMI") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal officers of SCMI, including their business connections of a substantial nature. The address of each company listed, unless otherwise noted, is 787 Seventh Avenue, 34th Floor, New York, NY 10019. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder which provides investment management services to international clients located principally in the United States.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David M. Salisbury                   Chairman, Director                   SCMI

                                              ------------------------------------ ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroders plc.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard R. Foulkes                   Deputy Chairman, Director            SCMI
                                              ------------------------------------ ----------------------------------
                                              Deputy Chairman                      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------





         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         John A. Troiano                      Chief Executive, Director            SCMI
                                              ------------------------------------
                                                                                   ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                                                                   ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Sharon L. Haugh                      Executive Vice President, Director   SCMI
                                                                                   ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director, Chairman                   Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman, Director                   Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Gavin D. L. Ralston                  Senior Vice President, Managing      SCMI
                                              Director
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Mark J. Smith                        Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Robert G. Davy                       Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jane P. Lucas                        Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David R. Robertson                   Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President                Schroder Fund Advisors Inc..
                                                                                   ----------------------------------
                                              ------------------------------------
                                              Director of Institutional Business   Oppenheimer Funds, Inc.
                                                                                   resigned 2/98
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Michael M. Perelstein                Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Managing Director                    MacKay Shields Financial
                                                                                   Corporation
                                                                                   resigned 11/96
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Louise Croset                        First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              First Vice President                 Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ellen B. Sullivan                    Group Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Catherine A. Mazza                   Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              President, Director                  Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open-end management
                                                                                   investment companies for
                                                                                   which SCMI and/or its
                                                                                   affiliates provide investment
                                                                                   services.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Heather F. Crighton                  First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ira Unschuld                         Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open-end management
                                                                                   investment companies
                                                                                   for which SCMI and/or
                                                                                   its affiliates provide
                                                                                   investment services.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul M. Morris                       Senior Vice President                SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Principal, Senior Portfolio Manager  Weiss, Peck & Greer LLC
                                                                                   resigned 12/96
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Susan B. Kenneally                   First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jennifer A. Bonathan                 First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

*Schroder Ltd and Schroders plc. are located at 31 Gresham St., London EC2V 7QA, United Kingdom.

(c)      Crestone Capital Management, Inc.

         The description of Crestone Capital Management, Inc. ("Crestone") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Crestone, including their business connections, which are of a substantial nature. The address of Crestone is 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111-2614 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Kirk McCown                          President, Director                  Crestone Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         P. Jay Kiedrowski                    Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            Chairman, Chief Executive Officer,   Norwest Investment Management,
         Minneapolis, MN 55479                President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Stephen P. Gianoli                   Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            Senior Vice President, Chief         Norwest Investment Management,
         Minneapolis, MN 55479                Executive Officer                    Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Susan Koonsman                       Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
         1740 Broadway                        President                            Norwest Investments & Trust
         Denver, CO 80274
         ------------------------------------ ------------------------------------ ----------------------------------

(d)      Peregrine Capital Management, Inc.

         The description of Peregrine Capital Management, Inc. ("Peregrine") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Peregrine, including their business connections, which are of a substantial nature. The address of Peregrine is LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         James R. Campbell                    Director                             Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            President, Chief Executive           Norwest Bank
         Minneapolis, MN 55479-0116           Officer, Director
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Patricia D. Burns                    Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Tasso H. Coin                        Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         John S. Dale                         Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Julie M. Gerend                      Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         William D. Giese                     Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Daniel J. Hagen                      Vice President                       Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ronald G. Hoffman                    Senior Vice President, Secretary     Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Frank T. Matthews                    Vice President                       Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jeannine McCormick                   Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Barbara K. McFadden                  Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Robert B. Mersky                     Chairman, President, Chief           Peregrine Capital Management,
                                              Executive Officer                    Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Gary E. Nussbaum                     Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         James P. Ross                        Vice President                       Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Vice President                       Norwest Bank (prior to November,
                                                                                   1996)
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jonathan L. Scharlau                 Assistant Vice President             Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jay H. Strohmaier                    Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul E. von Kuster                   Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Janelle M. Walter                    Assistant Vice President             Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul R. Wurm                         Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         J. Daniel Vendermark                 Vice President                       Peregrine Capital Management,
         Sixth and Marquette Avenue                                                Inc.
         Minneapolis, MN 55479-1013
         ------------------------------------ ------------------------------------ ----------------------------------
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Albert J. Edwards                    Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Vice President/Marketing             U.S. Trust Company of California
                                                                                   (prior to June 9, 1997)
         ------------------------------------ ------------------------------------ ----------------------------------

(e)      Galliard Capital Management, Inc.

         The description of Galliard Capital Management, Inc. ("Galliard") of Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Galliard, including their business connections, which are of a substantial nature. The address of Galliard is LaSalle Plaza, Suite 2060, 800 LaSalle Avenue, Minneapolis, Minnesota 55479 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

q
         ------------------------------------ ------------------------------------ ----------------------------------
         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         P. Jay Kiedrowski                    Chairman                             Galliard Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            Chairman, Chief Executive Officer,   Norwest Investment Management,
         Minneapolis, MN 55479                President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard Merriam                      Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         John Caswell                         Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Karl Tourville                       Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Laura Gideon                         Senior Vice President of Marketing   Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------


         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         ------------------------------------ ------------------------------------ ----------------------------------
         Leela Scattum                        Vice President of Operations         Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

(f)      Forum Investment Advisors, LLC

         The description of Forum Investment Advisors, LLC of Parts A and B of this Registration Statement are incorporated by reference herein.

         The following are the members of Forum Investment Advisors, LLC, Two Portland Square, Portland, Maine 04101, including their business connections, which are of a substantial nature.

                  Forum Holdings Corp. I., Member.
                  Forum Trust, LLC., Member.

         Both Forum Holdings Corp. I. and Forum Trust are controlled indirectly by John Y. Keffer, Chairman and President of the Registrant. Mr. Keffer is President of Forum Trust and Forum Financial Group, LLC.
         Mr. Keffer is also a director and/or officer of various registered investment companies for which the various Forum Financial Group's operating subsidiaries provide services.

         The following are the officers of Forum Investment Advisors, LLC, including their business connections that are of a substantial nature. Each officer may serve as an officer of various registered investment companies for which the Forum Financial Group provides services.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Sara M. Morris                       Treasurer                            Forum Investment Advisors, LLC.
                                              ------------------------------------ ----------------------------------
                                              Chief Financial Officer              Forum Financial Group, LLC.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Other Forum affiliated companies
         ------------------------------------ ------------------------------------ ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------
         David I. Goldstein                  Secretary                             Forum Investment Advisors, LLC.
                                             ------------------------------------- ----------------------------------
                                             General Counsel                       Forum Financial Group, LLC.
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Officer                               Other Forum affiliated companies
         ----------------------------------- ------------------------------------- ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Mark D. Kaplan                      Director                              Forum Investment Advisors, LLC.
         ------------------------------------ ------------------------------------ ----------------------------------

ITEM 29.  PRINCIPAL UNDERWRITERS.

         (a) Forum Financial Services, Inc. is the Registrant's placement agent. Registrant has no underwriters

         (b)      Not Applicable.

         (c)      Not Applicable.

ITEM 30.  LOCATION OF BOOKS AND RECORDS.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc., Forum Financial Corp. and Forum Accounting Services, LLC, Two Portland Square, Portland, Maine 04101. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.

         Not Applicable.

ITEM 32.  UNDERTAKINGS.

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Portland and the State of Maine on the 30th day of November, 1998.

                                             CORE TRUST (DELAWARE)


                                             By:    /s/  John Y. Keffer
                                                 ---------------------------
                                                      John Y. Keffer
                                                      President

                                INDEX TO EXHIBITS


         12(c) Independent Auditors' Report of KPMG Peat Marwick LLP, Schedule of Investments, Notes to Schedule of Investments, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, and Notes to Financial Statements.

         17  Financial Data Schedules.